UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2007

ST. JUDE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-8672	41-1276891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lillehei Plaza, St. Paul, MN	55117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (651) 483-2000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

St. Jude Medical, Inc. 2007 Stock Incentive Plan

On May 16, 2007, at the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) of St. Jude Medical, Inc. (the “Company”), the Company’s shareholders adopted the St. Jude Medical, Inc. 2007 Stock Incentive Plan (the “2007 Stock Incentive Plan”), effective as of May 16, 2007.

The purpose of the 2007 Stock Incentive Plan is to enable the Company to attract, retain, motivate and compensate employees, officers, consultants, advisors and non-employee Directors capable of assuring the future success of the Company through various stock-based arrangements, thereby aligning the interests of such persons with the Company’s shareholders. The 2007 Stock Incentive Plan, which is administered by the Compensation Committee of the Company’s Board of Directors, authorizes the grant of non-qualified stock options and incentive stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, performance awards, stock awards, and other stock-based awards. The term of each non-qualified stock option, incentive stock option and stock appreciation right may not be longer than 8 years from the date of grant. The term of awards other than non-qualified stock options, incentive stock options and stock appreciation rights may not be longer than 10 years. Five million shares of the Company’s common stock are authorized and reserved for issuance under the 2007 Stock Incentive Plan, subject to adjustments as set forth in the 2007 Stock Incentive Plan.

The Company’s Board of Directors may amend, alter, suspend, discontinue or terminate the 2007 Stock Incentive Plan at any time, except as provided in the 2007 Stock Incentive Plan. The 2007 Stock Incentive Plan terminates on May 15, 2017, unless earlier terminated by the Company’s Board of Directors. Termination of the 2007 Stock Incentive Plan will not affect any awards that are outstanding on the date of termination.

This summary of the 2007 Stock Incentive Plan is qualified in its entirety by reference to the full text of the 2007 Stock Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. A more detailed summary of the 2007 Stock Incentive Plan can be found in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 2, 2007. The form of Non-Qualified Stock Option Agreement and related Notice of Non-Qualified Stock Option Grant, and the form of Restricted Stock Award Agreement and related Restricted Stock Award Certificate, for use in connection with grants of non-qualified stock options to employees and grants of restricted stock to employees and non-employee Directors under the 2007 Stock Incentive Plan are attached hereto as Exhibits 10.2 and 10.3 and incorporated herein by reference.

St. Jude Medical, Inc. 2007 Employee Stock Purchase Plan

The Company’s shareholders also adopted the St. Jude Medical, Inc. 2007 Employee Stock Purchase Plan (the “2007 ESPP”) at the Annual Meeting, effective as of May 16, 2007.

The purpose of the 2007 ESPP is to enable the Company to obtain and retain the services of employees. In addition, the 2007 ESPP provides a convenient, meaningful opportunity for employees to purchase shares of the Company’s common stock, thereby increasing participating employees’ personal interest in the Company’s success. Five million shares of the Company’s common stock are authorized and reserved for issuance under the 2007 ESPP, subject to adjustments as set forth in the 2007 ESPP.

The Board of Directors may at any time and for any reason terminate or amend the 2007 ESPP, except as provided in the 2007 ESPP. The 2007 ESPP has no fixed termination date and will continue in effect until all of the shares authorized under the 2007 ESPP have been issued or such earlier time as the 2007 ESPP is terminated in accordance with its terms.

This summary of the 2007 ESPP is qualified in its entirety by reference to the full text of the 2007 ESPP, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference. A more detailed summary of the 2007 ESPP can be found in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 2, 2007.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	St. Jude Medical, Inc. 2007 Stock Incentive Plan*
10.2	Form of Non-Qualified Stock Option Agreement and related Notice of Non-Qualified Stock Option Grant under the St. Jude Medical, Inc. 2007 Stock Incentive Plan*
10.3	Form of Restricted Stock Award Agreement and related Restricted Stock Award Certificate under the St. Jude Medical, Inc. 2007 Stock Incentive Plan*
10.4	St. Jude Medical, Inc. 2007 Employee Stock Purchase Plan*

*Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.

Date:	May 18, 2007	By:	/s/ Pamela S. Krop
Pamela S. Krop Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	St. Jude Medical, Inc. 2007 Stock Incentive Plan*
10.2	Form of Non-Qualified Stock Option Agreement and related Notice of Non-Qualified Stock Option Grant under the St. Jude Medical, Inc. 2007 Stock Incentive Plan*
10.3	Form of Restricted Stock Award Agreement and related Restricted Stock Award Certificate under the St. Jude Medical, Inc. 2007 Stock Incentive Plan*
10.4	St. Jude Medical, Inc. 2007 Employee Stock Purchase Plan*

*Management contract or compensatory plan or arrangement.